CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 2 to the Registration Statement on Form S-3, 333-210986 of RiverSource® Retirement Advisor 4 Advantage® Variable Annuity/RiverSource® Retirement Advisor 4 Select® Variable Annuity/RiverSource® Retirement Advisor 4 Access® Variable Annuity, RiverSource® Retirement Advisor Advantage Plus Variable Annuity/RiverSource® Retirement Advisor Select Plus Variable Annuity, RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity /RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed prior to April 30, 2012), RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity/RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed on or after April 30, 2012, but prior to April 29, 2013), RiverSource® RAVA 5 Advantage® Variable Annuity/RiverSource® RAVA 5 Select® Variable Annuity/RiverSource® RAVA 5 Access® Variable Annuity (Offered for contract applications signed on or after April 29, 2013), RiverSource® Retirement Group Annuity Contract I, RiverSource® Retirement Group Annuity Contract II of our report dated February 22, 2018 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 20, 2018 relating to the financial statements of RiverSource Variable Account 10, which appear in Post-Effective Amendment 15 to the Registration Statement on Form N-4, 333-186218. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 20, 2018